Supplemental Agreement

Parties

Party A:

  Fan Shaowen, Chinese National ID Number: 51010319530317097X
  Address: 10 University Road, Building 7, Unit 2, #5, Wuhou District, Chendu

  Chen Aimin, Chinese National ID Number: 510103195503280962
  Address: 9 Guanghua Street, Unit 2, #7, Jinjiang District, Chendu

  Chen Aiguo, Chinese National ID Number: 510202195304160027
  Address: 11 Linshi Xiang, #5 (1-2), Yuzhong District, Chongqing

  Yang Gang, Chinese National ID Number: 512901196405130415
  Address: 16 Guojiaqiaozheng Street, Building 1, 9th Floor, #4, Wuhou District, Chendu

Party B:

  LOGIC EXPRESS LTD ("Logic")
  Address: Drake Chambers, Road Town, Tortola, British Virgin Islands
  Authorized Representative: Zhao Chaoming, Chief Executive Officer

Party C: Chongqing Dalin Biologic Technology Co., Ltd (hereinafter "Party C")

Address: Room 1-2 Unit 5 No 11 Lingshi Street Yuzhong District Chongqing
Legal Representative: Fan Shaowen, Chairman of the Board

WHEREAS on September 26, 2008, Logic entered into an equity transfer agreement (the "Equity Transfer Agreement") with Party C. According to the Equity Transfer Agreement, Logic shall pay 90% of the transfer price prior to March 31, 2009. By the execution date of this Supplemental Agreement, Logic has paid RMB120,150,000 Yuan.

NOW THEREFORE because Logic’s financing has been delayed and Party A’s foreign exchange account has not open, and the change of registration with the Administration for Industry and Commerce ("AIC") has not been completed, the Parties to this Supplemental Agreement, through amicable consultation based on the principle of mutual cooperation and benefit, hereby agree as follows:

1. Party A agrees to extend the deadline of March 31, 2009 for paying the remaining purchase price (RMB54, 810,000) to April 7, 2009.

2. Such extension shall not amount to breach of the Equity Transfer Agreement, and Logic shall not assume any liability arising out of the extension.

3. Article 2 of the Supplemental Agreement of the Equity Transfer Agreement entered into on December 12, 2008 among Party A, Party B and Party C regarding distribution of the profit shall be amended to the following:

The parties agreed that (i) if Logic will have paid 90% of the purchase price (or RMB 174,960,000) on or before April 7, 2009, then Logic will be entitled to its share of Dalin's portion of the profit generated by Qianfeng starting from January 1, 2009, and (ii) if Logic fails to pay the said amount, the profit generated by Qianfeng from Janaury 1, 2009 until the day of payment of said amount will be shared by Party A and Party B (i.e., Logic will be entitled to its share of Dalin’s portion of the profit generated by Qianfeng calculated according to the proportion of the purchase price paid by it, and Party A will be entitled to the rest of Dalin’s portion of the profit generated by Qingfeng).

This Amendment shall be executed in six copies with two copies for each of Party A, Party B and Party C. This Amendment shall be effective and legally binding upon execution.

This Amendment has been duly executed on March 31, 2009.

The parties hereby execute and attach seals as follows:

Party A:

/s/ FAN Shaowen

/s/ CHEN Aimin

/s/ CHEN Aiguo

/s/ YANG Gang

Party B: LOGIC EXPRESS LTD

Representative: /s/ Chao Mingzhao

Party C:

Legal Representative (Authorized Representative):

/s/ FAN Shaowen

(Seal of Chongqing Dalin Biologic Technology Co., Ltd Attached)